                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                AUTODESK, INC.
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                        [LOGO OF AUTODESK APPEARS HERE]

                                                                    May 19, 1995

Dear Autodesk Stockholder:

  You are cordially invited to attend Autodesk's 1995 Annual Meeting of Stockholders to be held on Friday, June 30, 1995 at 2:00 P.M., local time. The meeting will be held at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California.

  At this year's meeting, the Company is proposing increases in the shares available for issuance under its option plans. Autodesk has a long-standing policy of encouraging employee equity ownership. We believe that option grants contribute to high levels of performance by the employee group and also provide an effective means of recognizing employee contributions to the Company's success. The Company's officers, directors and employees benefit from equity compensation programs only when the success of the Company's business benefits all stockholders. The Company has an on-going, systematic stock repurchase program designed to minimize dilution from future employee stock issuances.

  We hope you will be able to attend this year's Annual Meeting. We will report to the stockholders on fiscal year 1995, a year of growth and success, as well as our future strategies for products, channels and markets. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

                                          Very truly yours,

                                          /s/ Carol A. Bartz

                                          Carol A. Bartz
                                          President,
                                          Chief Executive Officer and
                                          Chairman of the Board

                                 AUTODESK, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 30, 1995

TO THE STOCKHOLDERS OF AUTODESK, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Autodesk, Inc. (the "Company"), a Delaware corporation, will be held on Friday, June 30, 1995 at 2:00 P.M., local time, at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve certain amendments to the Company's 1987 Stock Option Plan including an increase by 4,000,000 shares in the number of shares reserved for issuance thereunder.

    3. To approve certain amendments to the Company's 1990 Directors' Option Plan including an increase by 100,000 shares in the number of shares reserved for issuance thereunder.

    4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 31, 1996.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on May 5, 1995 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder previously signed and returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Carol A. Bartz

                                          Carol A. Bartz
                                          President,
                                          Chief Executive Officer and
                                          Chairman of the Board.

San Rafael, California
May 24, 1995

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                 AUTODESK, INC.

                               ----------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

  The enclosed Proxy is solicited on behalf of the Board of Directors of Autodesk, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders ("Annual Meeting") to be held Friday, June 30, 1995 at 2:00 P.M., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California.

  The Company's principal executive offices are located at 111 McInnis Parkway, San Rafael, California 94903. The telephone number at that address is (415) 507-5000.

  These proxy solicitation materials were mailed on or about May 24, 1995 to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

  Stockholders of record at the close of business on May 5, 1995 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 47,622,141 shares of the Company's Common Stock were issued and outstanding and entitled to vote at the meeting.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

  Every stockholder voting for the election of directors is entitled to one vote for each share held. Stockholders do not have the right to cumulate their votes in the election of directors. On all other matters each share is likewise entitled to one vote on each proposal or item that comes before the Annual Meeting.

  The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

  The cost of this solicitation will be borne by the Company. The Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies at an estimated fee of $10,000 plus reimbursement of reasonable expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1996 Annual Meeting must be received by the Secretary of the Company no later than January 18, 1996 in order to be included in the proxy soliciting materials relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

  A board of five directors is to be elected at the meeting. The size of the board was reduced from six to five prior to the meeting as a result of the decision by former director Jim C. Warren not to stand for reelection. Each director elected to the board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director.

  The name of and certain information regarding each nominee is set forth below.

                                                                       DIRECTOR
         NAME OF NOMINEE          AGE      PRINCIPAL OCCUPATION         SINCE
         ---------------          ---      --------------------        --------
 Carol A. Bartz.................. 46  President, Chief Executive         1992
                                       Officer and Chairman of the
                                       Board of the Company
 Mark A. Bertelsen............... 51  Member of Wilson, Sonsini,         1992
                                       Goodrich & Rosati, attorneys
                                       at law
 Crawford W. Beveridge........... 49  Chief Executive Officer,           1993
                                       Scottish Enterprise
 J. Hallam Dawson................ 58  Chairman of IDI Associates         1988
 Gregory P. Lutz................. 46  Programmer and Systems Analyst     1985
                                       for the Company

  Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

  Ms. Bartz joined the Company in April 1992 and serves as President, Chief Executive Officer and Chairman of the Board. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., most recently as Vice President of Worldwide Field Operations.

  Mr. Bertelsen joined the law firm of Wilson, Sonsini, Goodrich & Rosati, outside legal counsel to the Company, in January 1972, became a member of the firm in January 1977 and has served as managing partner since February 1991.

  Mr. Beveridge has served as the Chief Executive Officer of Scottish Enterprise, an economic development company since January 1991. From March 1985 to December 1990, Mr. Beveridge was the Vice President of Corporate Resources at Sun Microsystems, Inc.

  Mr. Dawson has served since March 1987 as Chairman of IDI Associates, a private investment bank specializing in Latin America.

  Mr. Lutz has served as a programmer and systems analyst for the Company since its inception in April 1982.

BOARD MEETINGS AND COMMITTEES

  Ms. Bartz serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of six meetings during the fiscal year ended January 31, 1995. All of the current directors attended seventy-five percent (75%) or more of the meetings of the Board of Directors and committees of the Board, if any, upon which such directors served.

  During fiscal year 1995, the Audit Committee consisted of Messrs. Dawson (Chairman), Bertelsen and Warren. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The Audit Committee held three meetings during fiscal year 1995.

  During fiscal year 1995, the Compensation Committee consisted of Messrs. Beveridge (Chairman), Dawson and Warren. The Compensation Committee reviews compensation and benefits for the Company's executives and administers the grant of stock options to executive officers under the Company's 1987 Stock Option Plan. The Compensation Committee, which consists solely of outside directors ineligible to participate in the Company's discretionary employee stock programs, has sole and exclusive authority to grant stock options to officers and to directors who are also employees or consultants of the Company. The Compensation Committee held four meetings during fiscal year 1995.

COMPENSATION OF DIRECTORS

  The Company pays an annual directors' fee of $25,000 to each director who is not an employee of or consultant to the Company (currently three persons). Directors do not receive fees for Board or Board Committee meetings attended.

  The 1990 Directors' Stock Option Plan (the "Directors' Plan") provides for the automatic grant of nonstatutory options to outside directors of the Company. The Directors' Plan was amended in March 1995, subject to stockholder approval at the Annual Meeting, to increase the number of shares available for issuance, along with certain other changes described in Proposal 3 below. Upon being elected or appointed to the Company's Board of Directors, each outside director is granted an option, subject to certain vesting provisions, to purchase 15,000 shares of the Company's Common Stock, with subsequent annual grants of 10,000 shares. Options granted under the Directors' Plan have a term of six years and vest over a three-year period at the rate of one-third of the shares at the end of one year and one thirty-sixth of the shares at the end of each month thereafter. The exercise price of options granted under the Directors' Plan is equal to the fair market value of the Company's Common Stock on the date of grant.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 5, 1995 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Company's five most highly compensated executive officers who served as executive officers at January 31, 1995 and (iv) by all directors and executive officers who served as directors or executive officers at January 31, 1995 as a group.

                                                           SHARES BENEFICIALLY
                                                                  OWNED
                                                           -----------------------
                 DIRECTORS, OFFICERS AND
              FIVE PERCENT (5%) STOCKHOLDERS                 NUMBER     PERCENT
              ------------------------------               ------------ ----------
PRINCIPAL STOCKHOLDERS
The Prudential Insurance Company of America(1)
 751 Broad Street
 Newark, NJ 07102-3777....................................    4,672,029     9.81%
Merrill Lynch & Co., Inc.(2)
 World Financial Center, North Tower
 250 Vesey Street
 New York, NY 10281.......................................    3,034,980     6.37%
Twentieth Century Companies, Inc.(3)
 4500 Main Street
 Kansas City, MO 64141-9210...............................    2,711,700     5.69%
Massachusetts Financial Services Company(4)
 500 Boylston Street
 Boston, MA 02116-3741....................................    2,384,660     5.01%
DIRECTORS
  Carol A. Bartz(5).......................................      663,078     1.39%
  Mark A. Bertelsen(6)....................................       16,005        *
  Crawford W. Beveridge(7)................................       12,226        *
  J. Hallam Dawson(8).....................................       22,205        *
  Gregory P. Lutz(9)......................................      143,780        *
  Jim C. Warren(10).......................................       16,005        *
OTHER EXECUTIVE OFFICERS
  Eric B. Herr(11)........................................      279,078        *
  Godfrey R. Sullivan(12).................................       72,674        *
  Dominic J. Gallello.....................................        1,114        *
  Michael E. Sutton(13)...................................       31,551        *
  All directors and executive officers as a group (16 per-
   sons)(14)..............................................    1,487,582     3.12%

- - --------
  *Less than 1%
 (1) Based on a revised Schedule 13G filed with the Securities and Exchange Commission ("SEC") as of December 31, 1994, The Prudential Insurance Company of America held sole voting power and sole dispositive power as to 642,166 of such shares, and it held shared voting power and shared dispositive power as to 4,021,863 of such shares.
 (2) Based on a Schedule 13G filed with the SEC at December 31, 1994, Merrill Lynch & Co., Inc. held shared voting power and shared dispositive power as to 3,034,980 shares. Its subsidiaries held shared voting power and shared dispositive power as to 3,007,514 shares (Merrill Lynch Group, Inc., Princeton Services, Inc. and Merrill Lynch Asset Management, L.P.) and 3,000,000 shares (Merrill Lynch Growth Fund for Investment & Retirement). No entity held sole voting or dispositive power.

 (3) Based on a Schedule 13G filed with the SEC at December 31, 1994, Twentieth Century Companies, Inc., along with its controlling stockholder (James E. Stowers, Jr.) and its wholly-owned subsidiary (Investors Research Corporation), held sole voting power as to 2,568,500 shares, shared voting power as to 143,200 shares and sole dispositive power as to 2,711,700 shares. One investment company client of Investors Research Corporation, Twentieth Century Investors, Inc. held sole voting power and sole dispositive power as to 2,525,000 shares.
 (4) Based on a Schedule 13G filed with the SEC at December 31, 1994, Massachusetts Financial Services Company held sole voting power as to 2,273,350 shares and sole dispositive power as to 2,384,660 shares.
 (5) Includes options to purchase 660,000 shares of Common Stock exercisable within 60 days of May 5, 1995.
 (6) Includes options to purchase 16,005 shares of Common Stock exercisable within 60 days of May 5, 1995.
 (7) Includes options to purchase 12,226 shares of Common Stock exercisable within 60 days of May 5, 1995.
 (8) Includes options to purchase 22,005 shares of Common Stock exercisable within 60 days of May 5, 1995.
 (9) Includes options to purchase 4,902 shares of Common Stock exercisable within 60 days of May 5, 1995.
(10) Includes options to purchase 16,005 shares of Common Stock exercisable within 60 days of May 5, 1995.
(11) Includes options to purchase 276,000 shares of Common Stock exercisable within 60 days of May 5, 1995.
(12) Includes options to purchase 70,000 shares of Common Stock exercisable within 60 days of May 5, 1995.
(13) Includes options to purchase 31,120 shares of Common Stock exercisable within 60 days of May 5, 1995.
(14) Includes options to purchase 1,332,137 shares of Common Stock exercisable within 60 days of May 5, 1995.

EXECUTIVE COMPENSATION

  The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers who served as executive officers at fiscal year end, for services to the Company in all capacities during the three fiscal years ended January 31, 1995:

                          SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                              ------------------------------------- --------------------------------------------
                                                                           AWARDS                PAYOUTS
                                                                    -------------------- -----------------------
                                                          OTHER     RESTRICTED OPTIONS/
                              FISCAL                      ANNUAL      STOCK     NO. OF    LTIP      ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR   SALARY  BONUS(1) COMPENSATION  AWARD(S)  SHARES(2) PAYOUTS COMPENSATION(3)
 ---------------------------  ------ -------- -------- ------------ ---------- --------- ------- ---------------
Carol A. Bartz...............  1995  $445,000 $148,986     --          --            --    --       $ 37,500
 President, Chief Executive    1994   413,333   47,725     --          --            --    --         37,000
 Officer and                   1993   301,539  241,628     --          --      2,000,000   --        277,875
 Chairman of the Board
Eric B. Herr.................  1995  $290,000 $ 80,011     --          --            --    --       $  1,500
 Chief Financial Officer       1994   272,917   41,725     --          --            --    --          1,000
 and Vice President,           1993   167,628   83,588     --          --        500,000   --         50,750
 Finance and Administration
Godfrey R. Sullivan..........  1995  $245,000 $ 67,595     --          --            --    --       $  1,500
 Vice President, Americas      1994   225,000   34,225     --          --            --    --          1,000
 and Acting Vice President,    1993    69,952      250     --          --        300,000   --         30,000
 AEC/FM Market Group
Dominic J. Gallello..........  1995  $235,000 $ 64,837     --          --            --    --       $  1,500
 Vice President, Asia/Pacific  1994   225,000   34,225     --          --            --    --          1,000
 and Acting Vice President,    1993    64,904      250     --          --        300,000   --         28,200
 Mechanical CAD Market Group
Michael E. Sutton............  1995  $210,000 $ 58,459     --          --            --    --            --
 Vice President, Europe        1994   190,334   30,000     --          --        155,600   --            --
                               1993    82,290   60,301     --          --         24,000   --            --

- - --------
(1) Represents incentive bonuses for achievement of corporate, individual and organizational objectives in fiscal years 1995, 1994 and 1993.
(2) In October 1994, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares and to effect a two-for-one split of the Company's Common Stock in the form of a 100 percent Common Stock dividend. All share amounts have been restated to reflect the stock split.
(3) Amounts reported for fiscal year 1995 consist of: (i) matching contributions by the Company to one of Autodesk's pre-tax savings plans (Ms. Bartz $1,000, Mr. Herr $1,000, Mr. Sullivan $1,000 and Mr. Gallello $1,000); (ii) Company contributions to one of Autodesk's pre-tax plans (Ms. Bartz $500, Mr. Herr $500, Mr. Sullivan $500 and Mr. Gallello $500); (iii) $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses.
  Amounts reported for fiscal year 1994 consist of: (i) matching contributions by the Company to one of Autodesk's pre-tax savings plans
  (Ms. Bartz $500, Mr. Herr $500, Mr. Gallello $500 and Mr. Sullivan $500);
  (ii) Company contributions to one of Autodesk's pre-tax plans (Ms. Bartz $500, Mr. Herr $500, Mr. Gallello $500 and Mr. Sullivan $500); (iii)
  $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses.
  Amounts reported for fiscal year 1993 consist of: (i) matching contributions by Company under Autodesk's pre-tax savings plan (Ms. Bartz $500, and Mr. Herr $500); (ii) Company contributions to Autodesk's pre-tax savings plan (Ms. Bartz $375 and Mr. Herr $250); (iii) $250,000 paid Ms. Bartz, $50,000 paid to Mr. Herr, $28,200 paid to Mr. Gallello and $30,000 paid to Mr. Sullivan as employment bonuses (to compensate for foregone bonuses); and (iv) $27,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                      ASSUMED ANNUAL RATES OF STOCK
                                     INDIVIDUAL GRANTS             PRICE APPRECIATION FOR OPTION TERM
                                    -------------------            ----------------------------------
                                    % OF TOTAL EXERCISE
                                     OPTIONS    PRICE
                          OPTIONS   GRANTED TO   PER    EXPIRATION
      NAME               GRANTED(1) EMPLOYEES   SHARE      DATE           5%                10%
      ----               ---------- ---------- -------- ---------- ----------------- -----------------
Carol A. Bartz..........    --         --        --        --                    --                --
Eric B. Herr............    --         --        --        --                    --                --
Godfrey R. Sullivan.....    --         --        --        --                    --                --
Dominic J. Gallello.....    --         --        --        --                    --                --
Michael E. Sutton.......    --         --        --        --                    --                --

- - --------
(1) Total number of options granted during fiscal year 1995 was 2,122,540.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                  NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                 OPTIONS AT FISCAL YEAR     IN-THE-MONEY OPTIONS
                           SHARES                          END               AT FISCAL YEAR END
                          ACQUIRED     VALUE    ------------------------- -------------------------
          NAME           ON EXERCISE  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ---------- ----------- ------------- ----------- -------------
Carol A. Bartz..........   340,000   $6,975,124   560,000      900,000    $10,010,000  $16,087,500
Eric B. Herr............    60,000   $  793,000   176,000      250,000    $ 2,622,000  $ 3,781,250
Godfrey R. Sullivan.....    30,000   $  378,750    90,000      180,000    $   810,000  $ 1,620,000
Dominic J. Gallello.....   100,000   $1,213,750    20,000      180,000    $   155,000  $ 1,395,000
Michael E. Sutton.......    28,000   $  411,500    39,120      124,480    $   399,180  $   964,720

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for establishing the policies and programs which determine the compensation of Autodesk's officers. The Compensation Committee sets base cash compensation and maximum bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of the Company. In addition, the Compensation Committee has exclusive authority to grant stock options to executive officers. The Committee considers both internal and external data in determining officers' compensation, including input from outside compensation consultants and independent executive compensation data.

  Compensation Philosophy

  When creating policies and making decisions concerning executive compensation, the Compensation Committee:

  . ensures that the executive team has clear goals and accountability with respect to corporate performance;

  . establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth and the labor markets in which Autodesk operates;

  . independently assesses operating results on a regular basis in light of expected Company performance; and

  . aligns pay incentives with the long-term interests of the Company's stockholders.

  Compensation Program

  Autodesk's executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

    1. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable companies, the skills and performance levels of individual executives and the needs of the Company.

    2. Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals. Annual cash bonuses depend upon attainment of these specified business goals. The formula for incentive bonuses for fiscal year 1995 was based on revenue growth and return on assets, together with team performance criteria. For fiscal year 1996, the bonus plan will be based on revenue growth and operating margin. Our policy is to have a significant portion of an executive's total potential cash compensation tied to the Company's overall performance.

    3. Equity-based incentive compensation is provided to employees and management through the 1987 Stock Option Plan and the Employee Qualified Stock Purchase Plan. Under the 1987 Stock Option Plan, officers, employees and consultants are granted stock options based on their responsibilities and position in the Company. These options allow participants to purchase shares of Autodesk stock at the market price on the date of grant, subject to vesting during the participant's employment with the Company. The Employee Qualified Stock Purchase Plan allows employees to purchase shares of the Company's Common Stock, subject to certain limitations, at eighty-five percent (85%) of fair market value. The purpose of the 1987 Stock Option Plan and the Employee Qualified Stock Purchase Plan is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. The 1987 Stock Option Plan also utilizes vesting periods to encourage employees and executives to remain with the Company and to focus on longer-term results.

  Autodesk does not have programs for stock appreciation rights (SARs), restricted stock awards or long-term incentive bonuses.

  The Company intends to take the necessary steps to comply with the $1 million compensation deduction limitation pursuant to Section 162(m) of the Omnibus Budget Reconciliation Act of 1993.

  Other Executive Compensation

  Autodesk provides programs to executives that are also available to other Company employees including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs except where prescribed by law in countries other than the United States. The Company generally does not provide executive perquisites such as club memberships.

  Chief Executive Officer Compensation

  In determining Ms. Bartz's compensation for the fiscal year ended January 31, 1995, the Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies and evaluated achievement of corporate, individual and organizational objectives for the fiscal year. Ms. Bartz's annual base compensation for fiscal year 1995 was $445,000. Like the other executive officers, Ms. Bartz also received an incentive bonus determined on the basis of (i) the Company's revenue growth and return on assets and (ii) achievement of specific weighted corporate goals. Ms. Bartz was awarded an incentive bonus of $148,461, together with a "success sharing" bonus awarded to substantially all of the Company's employees in the amount of $525.

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Crawford W. Beveridge, Chairman
                                          J. Hallam Dawson
                                          Jim C. Warren

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS*

  In April 1992, the Company entered into an agreement with Carol A. Bartz which provides for a minimum base salary of $400,000, incentive bonus of up to eighty percent (80%) of base salary, a one-time employment bonus of $250,000 (to compensate for a foregone bonus) and the grant of options to purchase 2,000,000 shares of Common Stock vesting over five years of employment. The agreement provides for a severance payment equal to two years' base salary and incentive compensation in the event Ms. Bartz's employment is terminated without cause within two years after commencement of employment or one year after a change of control of the Company not approved by the Board of Directors or two years' base compensation in the event Ms. Bartz's employment is terminated without cause under any other circumstances. The vesting of Ms. Bartz's options will accelerate upon a change of control.

  In May 1992, the Company entered into an agreement with Eric B. Herr, Chief Financial Officer and Vice President, Finance and Administration, which provides for an initial base salary of $250,000, incentive bonus of up to fifty percent (50%) of base salary, a one-time employment bonus of $50,000 (to compensate for a foregone bonus) and the grant of options to purchase 500,000 shares of Common Stock vesting over four years of employment.

- - --------
* Shares issued pursuant to option grants have been restated to reflect the October 1994 two-for-one stock split.

  In October 1993, the Company entered into an agreement with Godfrey R. Sullivan, Vice President, Americas, which provides for an initial base salary of $225,000, incentive bonus of up to fifty percent (50%) of base salary, a one-time employment bonus of $30,000 (to compensate for a foregone bonus) and the grant of options to purchase 300,000 shares of Common Stock vesting over three years of employment.

  In September 1993, the Company entered into an agreement with Dominic J. Gallello, Vice President, Asia/Pacific, which provides for an initial base salary of $225,000, incentive bonus of up to fifty percent (50%) of base salary, a one-time employment bonus of $28,200 (to compensate for a foregone bonus) and the grant of options to purchase 300,000 shares of Common Stock vesting over three years of employment.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all
Section 16(a) forms that they file.

  Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that it complied with all Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) stockholders during the fiscal year ended January 31, 1995, except for the late filing of notice reporting a sale of the Company's Common Stock by Robert M. Carr, Vice President, Engineering and Gregory P. Lutz, Director.

COMPANY STOCK PRICE PERFORMANCE

  The following graph shows a five-year comparison of cumulative total return (equal to dividends plus stock appreciation) for the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Software Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN*

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                   AMONG AUTODESK INC., S&P 500 INDEX AND
                           DOW JONES SOFTWARE INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                                            DOW JONES
Measurement Period                             S&P          SOFTWARE
(Fiscal Year Covered)        AUTODESK INC.     500 INDEX    INDEX
- - ---------------------        -------------     ---------    ---------
Measurement Pt-01/31/1990    $100.00           $100.00      $100.00
FYE 01/31/1991               $116.00           $108.00      $135.00
FYE 01/31/1992               $ 73.00           $133.00      $245.00
FYE 01/31/1993               $124.00           $147.00      $274.00
FYE 01/31/1994               $137.00           $166.00      $299.00
FYE 01/31/1995               $177.00           $167.00      $366.00






- - --------
* Assumes $100 invested January 31, 1990 in the Company's stock, the Standard & Poor's 500 Stock Index and the Dow Jones Software Index, with reinvestment of all dividends. Total stockholder returns for prior periods are not an indication of future investment returns.

                                  PROPOSAL TWO

                      AMENDMENT OF 1987 STOCK OPTION PLAN

  The 1987 Option Plan was adopted by the Board of Directors in April 1987 and was approved by the stockholders in June 1987. A total of 20,000,000 shares of Common Stock are currently reserved for issuance under the 1987 Option Plan, including the shares submitted for stockholder approval at this meeting. As of May 5, 1995, options to purchase 7,527,618 shares had been exercised, options to purchase 7,193,662 shares held by approximately 1,800 optionees were outstanding at a weighted average per share exercise price of $22.61 and 1,278,720 shares remained available for future grants under the 1987 Option Plan.

  The stockholders are requested to approve an amendment to the 1987 Option Plan to increase the number of shares issuable thereunder by 4,000,000 shares. In addition, the amended plan reflects minor amendments to the administration provisions to comply with current securities law requirements and limits the amount of any individual grant under the plan. The Company relies upon the 1987 Option Plan to attract and retain skilled employees and quality management. The Board of Directors believes it is in the Company's best interests to increase the shares reserved for issuance under the 1987 Option Plan so that the Company may continue to attract and retain the services of key employees by granting options to purchase the Company's Common Stock and may increase incentive to its employees in the form of equity ownership. While encouraging employees to be stockholders, the Company also recognizes that option grants to employees can result in dilution to existing stockholders. The Company attempts to limit the impact of this dilution through a systematic and ongoing repurchase program which is tied to actual options exercised. Since December 1991, the Company has repurchased approximately 9.5 million shares of its common stock for approximately $233 million. The Company intends to continue this program for the foreseeable future.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE AMENDMENT TO THE 1987 STOCK OPTION PLAN.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented at the meeting will be required to approve the amendment to the 1987 Option Plan.

SUMMARY OF THE 1987 STOCK OPTION PLAN

  A description of the principal features of the 1987 Option Plan, as amended, is set forth below.

  General. The 1987 Option Plan gives the Board, or a committee that the Board appoints, authority to grant options or rights to purchase Common Stock. Options granted under the 1987 Option Plan may be either "incentive stock options" as defined in Section 422 of the Code, or nonstatutory stock options, as determined by the Board or its committee.

  Purpose. The purposes of the 1987 Option Plan are to attract and retain the best available personnel for the Company, provide additional incentive to the employees of the Company and promote the success of the Company's business.

  Administration of the 1987 Option Plan. The 1987 Option Plan may be administered by the Board or a committee of the Board. The plan is currently being administered by the Board except that option grants to officers and directors are administered by the Compensation Committee of the Board, the members of which are outside directors who are ineligible to participate in any discretionary stock plan of the Company. The interpretation and construction of any provision of the 1987 Option Plan by the Board or its committee shall be final and binding. Members of the Board receive no additional compensation for their services in connection with the administration of the 1987 Option Plan.

  Eligibility. The 1987 Option Plan provides that stock options may be granted to employees (including officers and directors who are also employees) of and consultants to the Company and its majority-owned subsidiaries. Incentive stock options may be granted only to employees. The Board or a committee of the Board selects the participants and determines the number of shares to be subject to each stock option. Each option shall be designated as either an incentive stock option or a nonstatutory stock option, except that to the extent that the aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company) exceeds $100,000, such excess options must be treated as nonstatutory stock options.

  Terms of Options. The terms of options granted under the 1987 Option Plan are determined by the Board or its committee. Each option is evidenced by a written agreement between the Company and the person to whom such option is granted. Options are typically exercisable over a three-year period beginning on the date of grant at the rate of 1/3 at the end of the first year, an additional 1/3 at the end of the second year and the final 1/3 at the end of the third year and generally terminate 10 years after the date of grant. Pursuant to the 1987 Option Plan, options may be subject to the following additional terms and conditions:

  (a) Exercise of the Option. The optionee must earn the right to exercise the option by continuing to work for the Company. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option shall be determined by the Board or its committee at the time of grant.

  (b) Exercise Price. The exercise price of options granted under the 1987 Option Plan is determined by the Board or its committee and must not be less than 100% of the fair market value of the Common Stock, in the case of either incentive stock options or nonstatutory stock options, on the date the option is granted. Fair market value per share is the closing price on the Nasdaq National Market on the date of grant.

  (c) Termination of Employment. If an optionee's employment or consulting relationship with the Company is terminated for any reason other than death or permanent disability, options outstanding under the 1987 Option Plan may be exercised within 90 days (or such other period of time as determined by the Board, not to exceed certain limits) after the date of such termination to the extent the options were exercisable on the date of termination.

  (d) Disability. If an optionee's employment by the Company terminates because of total and permanent disability, options outstanding under the 1987 Option Plan may be exercised within 12 months after termination to the extent such options were exercisable at the date of termination.

  (e) Death of Optionee. If an optionee should die while employed by the Company, options may be exercised at any time within 12 months after death, but only to the extent the options were exercisable at the date of death.

  (f) Termination of Options. The 1987 Option Plan provides that options granted under the plan will expire up to 10 years from the date of grant, unless a shorter period is provided in the stock option agreement. However, options granted to an optionee who, at the time of the grant, owns stock representing more than 10% of the Company's outstanding stock, must expire no more than five years from the date of grant. The Company's options typically expire six years after the date of grant or three years after vesting is completed. No option may be exercised by any person after expiration.

  (g) Non-Transferability of Options. An option is non-transferable by the holder other than by will or the laws of descent and distribution, and is exercisable during the holder's lifetime only by the optionee, or in the event of the optionee's death, by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance.

  (h) Limit on Size of Grants. No option in excess of 2,000,000 shares may be granted to an individual optionee during any fiscal year.

  (i) Other Provisions. The option may contain other terms, provisions and conditions not inconsistent with the 1987 Option Plan as may be determined by the Board or its committee.

  Adjustment Upon Changes in Capitalization or Merger. In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option. In the event of the proposed dissolution or liquidation of the Company, all options and rights will terminate immediately prior to the consummation of such actions, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor, unless the Board determines in its discretion to accelerate the exercisability of such options.

  Amendment and Termination of the 1987 Option Plan. The Board may amend or terminate the 1987 Option Plan in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or with Section 422 of the Code or any other successor or applicable law or regulation, the Company shall obtain stockholder approval of any 1987 Option Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. Any amendment or termination of the 1987 Option Plan shall not affect options or rights already granted and such options and rights shall remain in full force and effect as if the 1987 Option Plan had not been amended or terminated, unless mutually agreed otherwise between the holder and the Board, which agreement must be in writing and signed by the holder and the Company. In any event, the 1987 Option Plan shall terminate in 1997. Any options outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL TAX INFORMATION

  Options granted under the 1987 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

  If an option granted under the 1987 Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

  All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time a nonstatutory option is granted. However, upon exercise of a nonstatutory option, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to income tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

  The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

  The foregoing summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the 1987 Option Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                 PROPOSAL THREE

                  AMENDMENT OF THE 1990 DIRECTORS' OPTION PLAN

  The Company's 1990 Directors' Option Plan (the "Directors' Plan") was adopted by the Board of Directors in July 1990 and was approved by the stockholders in June 1991. A total of 240,000 shares of Common Stock are reserved for issuance under the Directors' Plan, including the shares submitted for stockholder approval at this meeting. As of May 5, 1995, options to purchase 110,000 shares of Common Stock had been granted under the Directors' Plan, options to purchase 100,000 shares were outstanding at a weighted average per share exercise price of $24.36 and 30,000 shares remained available for future grants under the Directors' Plan. There are currently three directors who are eligible to participate in the Directors' Plan.

  The stockholders are requested to approve an amendment to the Directors' Plan to (i) increase the number of shares reserved for issuance thereunder by 100,000 for a total of 240,000 shares and (ii) increase the number of shares granted pursuant to the automatic initial option grants from 10,000 to 15,000 shares. In addition, the proposed amendment changes the timing of outside directors' automatic annual grants from one year after the initial grant to June 30 of each year, extends the post-termination exercise period from six months to seven months and clarifies the definition of outside director to allow a director who is compensated for consultation services to participate in the Directors' Plan unless the director and the Company agree otherwise. The Company believes that these changes will serve to better align the interests of the directors with those of the stockholders, facilitate attracting highly qualified directors and simplify administration of the Directors' Plan. The Directors' Plan was adopted in order to permit equity participation in the Company by the non-employee directors of the Company as consideration for their service on the Board and to provide an equity incentive associated with the success of the Company's business.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AMENDMENT OF THE 1990 DIRECTORS' OPTION PLAN.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented at the meeting will be required to amend the Directors' Plan.

SUMMARY OF THE DIRECTORS' PLAN

  A description of the principal features of the Directors' Plan is set forth below.

  Purpose. The purposes of the Directors' Plan are to attract and retain highly skilled individuals as directors of the Company, to provide additional incentive to the non-employee directors of the Company to serve as directors and to encourage their continued service on the Board and to encourage equity ownership by directors in order to align their interests with those of the stockholders.

  Stock Subject to the Plan. The maximum number of shares of the Company's Common Stock that may be optioned and sold under the Directors' Plan is 190,000, including the shares submitted for approval at this meeting. If an option expires or becomes unexercisable for any reason, the unpurchased shares of stock that were subject to the option may be returned to the Directors' Plan, unless such plan has terminated, and may become available for future grant under the plan.

  Administration. The Directors' Plan fixes the timing of option grants, amount of the grants, basis for the exercise price and restrictions on exercise of the options in order to remove any discretionary element from the plan. Administration of the Directors' Plan, to the extent necessary, will be provided by the Board of Directors of the Company. The plan is structured such that no discretion is exercised by any person concerning material decisions regarding the Directors' Plan.

  Eligibility. The Directors' Plan provides for the automatic grant of nonstatutory options to outside directors of the Company. Upon being elected or appointed to the Company's Board of Directors, each outside director is granted an option, subject to certain vesting provisions, to purchase 15,000 shares of the Company's Common Stock. Thereafter, if the proposed amendment is approved, each outside director who has served on the Board for at least six full months prior to the date of grant shall be automatically granted, on June 30 of each year, an option to purchase 10,000 shares of the Company's Common Stock. New Directors who join the Board after December 31 but prior to June 30 of a given year shall receive no annual option in that year.

  Term of Plan. The Directors' Plan shall be effective for a ten-year term unless earlier terminated pursuant to the provisions of the plan.

  Terms of Option; Option Agreement. Options granted under the Directors' Plan have a term of six years, unless otherwise provided in the option agreement. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted.

  Exercise Price. The per share exercise price of each option granted under the Directors' Plan is 100% of the fair market value per share on the date the option is granted. As long as the Common Stock of the Company is traded on the Nasdaq National Market, the fair market value of a share of Common Stock of the Company shall be the closing sales price for such stock on the date of grant.

  Exercise of Option. The director-optionee must earn the right to exercise the option by continuing to serve on the Board of Directors. Options become exercisable cumulatively, to the extent of one-third of the shares subject to the option on the first anniversary of the date of the grant and as to one-thirty-sixth (1/36) of the shares subject to the option at the end of each month thereafter for as long as the optionee remains a director.

  An option is exercised by giving written notice of the exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company.

  Form of Consideration. The consideration to be paid for the shares to be issued upon exercise of an option under the Directors' Plan may consist of cash, check or other shares of the Company's Common Stock which, in the case of the shares acquired upon exercise of an option, have been beneficially owned for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased.

  Rule 16b-3. Options granted to directors must comply with the applicable provisions of Rule 16b-3 or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Directors' Plan actions.

  Termination of Status as a Director. If a non-employee director ceases to serve as a director of the Company, options outstanding under the Directors' Plan may be exercised, if the proposed amendment is approved, within seven months after he or she ceases to serve as a director of the Company to the extent such options were exercisable on the date of termination.

  Disability. If a non-employee director ceases to serve on the Board of Directors due to a total and permanent disability, options outstanding under the Directors' Plan may be exercised within 12 months after termination to the extent that such options were exercisable at the date of termination.

  Death of Optionee. If a director-optionee should die while serving on the Company's Board of Directors, options may be exercised at any time within 12 months after death, but only to the extent the options were exercisable at the date of death.

  Termination of Options. No option is exercisable by any person after the expiration of six years from the date the option was granted.

  Nontransferability. An option granted under the Directors' Plan is nontransferable by the holder otherwise than by will or the laws of descent and distribution, and is exercisable during the holder's lifetime only by the optionee, or in the event of the optionee's death, by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance.

  Adjustment Upon Changes in Capitalization or Merger. In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such actions, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor, unless the Board determines in its discretion to accelerate the exercisability of such options.

  Amendment and Termination of Directors' Plan. The Board may amend or terminate the Directors' Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act or any other successor law or regulation, the Company shall obtain stockholder approval of any amendment to the Directors' Plan in such a manner and to such a degree as is required by the applicable law, rule or regulation. Any amendment or termination of the Directors' Plan shall not affect options already granted and such options shall remain in full force and effect as if the Directors' Plan had not been amended or terminated, without the director-optionee's consent.

  Any provisions of the Directors' Plan that affect terms required to be specified in the plan by Rule 16b-3 promulgated under the Exchange Act shall not be amended more than once every six months, other than as required by other applicable laws, rules or regulations.

FEDERAL TAX INFORMATION

  The following is only a summary of the effect of federal income tax consequences of transactions under the Directors' Plan. This summary is not intended to be exhaustive, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

  Options granted under the Directors' Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise of the option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the option price. Because the optionee is a director of the Company, in certain limited circumstances the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election under
Section 83(b) of the Code within thirty days of the date of exercise. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as compensation income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

                                 PROPOSAL FOUR

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending January 31, 1996 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements annually since the fiscal year ended January 31, 1983. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

  It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope, at your earliest convenience.

                                          THE BOARD OF DIRECTORS

Dated: May 24, 1995

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PROXY                                                                      PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF AUTODESK, INC.
                      1995 ANNUAL MEETING OF SHAREHOLDERS

  The undersigned shareholder of AUTODESK, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholder and Proxy Statement, each dated May 24, 1995, and hereby appoints Carol A. Bartz and Eric
B. Herr, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Stockholders of AUTODESK, INC. to be held on June 30, 1995, at 2:00 pm, at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

  This proxy when properly executed will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of Directors, FOR the amendment of the 1987 Stock Option Plan, FOR the amendment to the Company's 1990 Directors' Option Plan, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

                (Continued and to be signed on the other side.)
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
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                                AUTODESK, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]

1.ELECTION OF DIRECTORS--
  Nominees: Carol A. Bartz; Mark A. Bertelsen; Crawford W. Beveridge; J. Hallam Dawson; Gregory P. Lutz; Jim C. Warren

  FOR   AGAINST  ABSTAIN
  [_]     [_]      [_]

  FOR ALL (Except Nominee(s) written below)

  -----------------------------------------


2. Proposal to approve an amendment to the Company's Employee Qualified Stock Purchase Plan in order to increase by 500,000 shares the number of shares reserved for issuance thereunder:

    FOR   AGAINST  ABSTAIN
    [_]     [_]      [_]

3. Proposal to approve a change in the Company's state of incorporation from California to Delaware:

    FOR   AGAINST  ABSTAIN
    [_]     [_]      [_]


4. Proposal to ratify the appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending January 31, 1995:

    FOR   AGAINST  ABSTAIN
    [_]     [_]      [_]


(This Proxy should be marked, dated, and signed by the shareholder (s) exactly as his or her name appears hereon, and returned promptly in the enclosed enve-lope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Date:____________________________________________________, 1995


Signature _______________________________________________

_________________________________________________________


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